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                                                                    EXHIBIT 10.4


                               MAZEL STORES, INC.

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

                  THIS AGREEMENT is entered into as of October __, 1999, by and among Mazel Stores, Inc., an Ohio corporation (the "COMPANY"), both in its own capacity and as successor-in-interest to Mazel Company L.P., a Delaware limited partnership (the "PARTNERSHIP"), pursuant to the Capital Contribution Agreement, dated November 20, 1996, between the Company and the Partnership (the "CAPITAL CONTRIBUTION AGREEMENT"), and Jacob Koval (the "EMPLOYEE").

         WHEREAS, the Company and the Employee desire to amend the terms of the Amended and Restated Employment Agreement made among the Company, the Partnership and the Employee (collectively the "PARTIES," and individually a "PARTY"), as of September 30, 1996 (the "EMPLOYMENT AGREEMENT"), to remove certain superfluous language contained in the definition of "Term" in Section 1 of the Employment Agreement;

         WHEREAS, Section 9.7 of the Employment Agreement provides that the Employment Agreement may be amended by a written instrument signed by the Parties;

         WHEREAS, the Company is successor-in-interest to the Partnership for purposes of Section 9.9 of the Employment Agreement by reason of the transfer of all the Partnership's assets to the Company and the Company's assumption of all the Partnership's obligations and liabilities pursuant to the Capital Contribution Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the Employee, agree as follows:

         1. Section 1 of the Employment Agreement shall be deleted and replaced in its entirety by the following:

         "1 TERM. The Company hereby employs the Employee, and the Employee hereby accepts such employment, for a term commencing on the effective date of the Initial Public Offering (the "Effective Date") and ending on October 31, 2000, unless sooner terminated in accordance with the provisions of
     Section 4 or Section 5 (the "Term")."

The Employment Agreement remains in effect in all respects except as modified by this paragraph 1.


         2. SUCCESSORS AND ASSIGNS; BINDING EFFECT. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee; any purported assignment by the Employee in violation hereof shall be null and void. This Agreement and the Company's rights and obligations hereunder shall be deemed assigned to any person to which the Company assigns the Employment Agreement pursuant to Section 9.9 of the Employment Agreement. This

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Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

         3. MODIFICATION OR WAIVER. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Parties in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any Party of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

         4. EFFECTIVENESS. This Agreement shall be effective as of September 30, 1996.

         5. AMENDMENT. This Agreement may be amended only by a written instrument signed by the parties hereto.

         6. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF OHIO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF OHIO SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         7. COMPANY AND THE EMPLOYEE'S REPRESENTATIONS. The Company and the Employee each represent and warrant to the other that (i) the execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Parties, enforceable in accordance with its terms.

         8. CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

         9. COUNTERPARTS. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.



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         10. SUPERSEDENCE. This Agreement and the Employment Agreement
constitute the entire agreement of the parties with respect to the matters contemplated hereby.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                            MAZEL STORES, INC., both in its own capacity and as successor-in-interest to Mazel Company L.P.


                            By: /s/ Robert Horne
                               ----------------------------------
                            Name: Robert Horne
                            Its:  Director

                             /s/ Jacob Koval
                            -------------------------------------
                            Jacob Koval